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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): March 1, 2002
                                (March 1, 2002)


                            KEY ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)


         MARYLAND                        1-8038                          04-2648081
 (STATE OF INCORPORATION)        (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)


                              400 SOUTH RIVER ROAD
                          NEW HOPE, PENNSYLVANIA 18939
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  215/862-7900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS

      On February 22, 2002, Key Energy Services, Inc. (the "Registrant") entered into an underwriting agreement (the "Underwriting Agreement") with Lehman Brothers Inc., Bear Stearns & Co. Inc. and First Albany Corporation in connection with the offering (the "Offering") of up to $100,000,000 in aggregate principal amount of the Registrant's 8 3/8% Series C Senior Notes due 2008 (the "Notes").

      The Notes are being issued under an indenture dated as of February 27, 2002, among the Registrant, the Guarantors (as defined therein) and U.S. Bank National Association (filed as Exhibit 4.1 to the Registrant's Form 8-K on February 27, 2002 with the Securities and Exchange Commission), as supplemented by a First Supplemental Indenture among the Registrant, the Guarantors (as defined therein) and U.S. Bank National Association.

      The Offering is being made pursuant to the Registrant's Registration Statement on Form S-3 (File No. 333-67665) (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement provides that the Registrant may from time to time offer debt securities, preferred stock, common stock and warrants with an aggregate public offering price of up to $500,000,000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS

      (c)   Exhibits:

            4.1   -     First Supplemental Indenture dated as of March 1, 2002
                        among the Registrant, the Guarantors (as defined therein) and U.S. Bank National Association



                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 28, 2002           KEY ENERGY SERVICES, INC.



                                  By: /s/ Francis D. John
                                     -----------------------------------------
                                          Francis D. John, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER


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                                  EXHIBIT INDEX


Exhibit No.              Exhibit


4.1 First Supplemental Indenture dated as of March 1, 2002 among the Registrant, the Guarantors (as defined therein) and U.S. Bank National Association